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  [GRAPHIC OMITTED]                                              NEWS RELEASE
WWW.USINTERACTIVE.COM



For Immediate Release


         US Interactive Completes Acquisition of Soft Plus, the Leading e-Solutions Company to the Communications Industry

            US Interactive to Add Global Presence and Gain Additional Business-to-Business Expertise to Extend the Global 2000
                      from Behind the Web to Beyond the Web


PHILADELPHIA, PA and CUPERTINO, CA - March 9, 2000 - U.S. Interactive, Inc., (NASDAQ: USIT) a leading Internet professional services company today announced it completed the previously announced acquisition of Soft Plus, Inc., a privately-held, leading e-solutions company based in Cupertino, CA. The acquisition of Soft Plus will enable US Interactive to offer the Global 2000 innovative, end-to-end (e2e) solutions to extend their businesses from behind the Web to beyond the Web.

The combination of US Interactive and Soft Plus will result in the creation of a global Internet professional services organization offering clients a unique depth and breadth of experience. The new organization will encompass: 12 offices including international locations in the United Kingdom, Germany and India; more than 700 employees; 100 world-class clients located across five continents; a global Internet and wireless research and development center; and domain-specific Internet and wireless based technology such as "e2e frameworks." US Interactive also gains the Soft Plus "vertical in a box" methodology to enable vertical penetration in additional industries expected to deliver new B2B opportunities.

Through Soft Plus' experience in developing comprehensive business-to-business
(B2B) e-solutions, the company has pioneered e2e technology frameworks and "integration patterns" to create state-of-the-art e-CRM (customer relationship management) solutions leveraging specific domain knowledge. Soft Plus is recognized for its deep, vertical expertise in the communications industry based on its extensive experience serving some of the world's leading Internet Services Providers (ISP), Application Services Providers (ASP), and Competitive Local Exchange Carrier's (CLEC).

"The result of this union changes the Internet professional services market," stated Eric Pulier, chairman and co-founder, US Interactive. "We are now positioned to provide clients throughout the world comprehensive e2e solutions to take advantage of the next wave of Internet technologies."

Soft Plus, which will operate as U.S. Interactive, Corp. (Delaware), will be a US Interactive Strategic Business Unit (SBU), with Mohan Uttarwar serving as its President, reporting to US Interactive's President and CEO Stephen Zarrilli. Mr. Uttarwar has also been appointed to the US Interactive Board of Directors.

                                     -more-
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US Interactive/Soft Plus -2-


In the merger, US Interactive paid to the selling shareholders approximately 3.4 million shares of unregistered US Interactive common stock, $20 million in cash, and an unsecured $80 million note due on the earlier of one year or closing of a public offering by the Company of its common stock. In addition, US Interactive assumed the options to purchase Soft Plus common stock which were outstanding under the Soft Plus stock option plans. These options, when vested, will be options to purchase a total of approximately 1.4 million shares of US Interactive common stock.

Shareholders of Soft Plus holding a total of approximately 2.8 million unregistered shares of US Interactive's common stock which they received in the Merger signed an agreement requiring them to hold their shares for up to two years, with the restriction to lapse with respect to 25% of the shares every six months beginning on a date six months following the closing of the Merger. Under a registration rights agreement, US Interactive agreed to register for resale up to 25% of the shares which are subject to the lock-up restrictions when the Company is eligible to register shares of its common stock on Form S-3 (expected to occur in August 2000). US Interactive also granted additional limited ("piggy-back") registration rights covering the shares of its common stock issued in the merger. Lehman Brothers Inc. acted as a financial advisor to US Interactive in connection with the acquisition of Soft Plus.

About Soft Plus

Soft Plus is a leading e-solutions company with specialized expertise in developing innovative B2B solutions for the global communications industry. Soft Plus' proprietary e2e frameworks helps its professionals transform enterprises into e-businesses by providing a unified Web-based view of all interactions with agents, partners, and customers. By serving some of the world's leading telecommunications and financial services companies, Soft Plus has developed innovative e-CRM solutions to reach over one million customers of the Global 2000. Soft Plus currently has more than 300 employees. Soft Plus clients include: Interkom, E*TRADE; British Telecom/Viag Intercom; CMGI/NaviNet; BellSouth; and Sun Microsystems. Its strategic alliance partners include leading technology companies such as Sun Microsystems; Portal; Siebel Systems; Remedy; and BEA.

About U.S. Interactive, Inc.

US Interactive is a leading Internet professional services company that helps the Global 2000 make business sense of the Internet by thinking, building and running e-businesses. By combining business strategy, digital marketing and technology skills, US Interactive builds electronic enterprises using its proprietary e-Roadmap(R) delivery platform, IVL Methodology(sm) and CAPTURE(sm)
- an Extranet relationship management tool. US Interactive currently has more than 350 employees in seven cities: Los Angeles, Philadelphia, New York, Washington, D.C., Boston, Chicago, and Murray Hill, NJ, and has conducted work on behalf of numerous Fortune 1000 companies including AIG, Comcast, Intel, Lucent, Microsoft, Pfizer, Sprint, and Universal Music. US Interactive was named the 30th fastest growing technology company in the United States as listed in Deloitte & Touche's prestigious Fast 500 Program based on the percentage growth in revenues for the years 1994 to 1998.

                                     -more-
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US Interactive/Soft Plus -3-


Forward Looking Statements

This press release contains forward-looking statements that involve a number of risks and uncertainties that could cause actual results to differ materially from those indicated, including risks relating to the future benefits US Interactive expects to derive as a result of the acquisition, personnel retention following the acquisition, US Interactive's success in integrating Soft Plus with its own operations, ability to obtain financing when required, and factors relating to integration of the management teams and employees. Additionally, other factors that could affect the Company's performance and future results are: general economic conditions; fluctuations in operating results; the ability to effectively manage future growth, to retain and efficiently integrate our executive management team, and to identify, hire, train and retain, in a highly competitive market, individuals highly skilled in the Internet and its rapidly changing technology; significant revenue concentration in a limited number of clients; the lack of long-term contracts; the ability to enter into, and retain our existing strategic relationships; market acceptance, rapid technological change, a decline in Internet usage, and intense competition in our market; and our ability to effectively integrate the operational, managerial and financial aspects of future acquisitions. For a discussion of these and other risk factors that could affect US Interactive's business, see "Risk Factors" in US Interactive's Prospectus dated August 9, 1999.

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The US Interactive name and design and e-Roadmap are registered service marks of
US Interactive, Inc. IVL Methodology and CAPTURE are service marks of US Interactive, Inc. All other company names and products are trademarks of their respective companies.

EDITOR'S NOTE: Additional information, including other announcements, about US Interactive is available at www.usinteractive.com. Information about Soft Plus is available at www.softplus.com

Public Relations Contacts:
Amy Goldsmith, US Interactive, phone: 310-889-3191, e-mail:
agoldsmith@usinteractive.com

Lauren Curley, The Horn Group, phone: 781-356-7126, e-mail:
lcurley@horngroup.com

Investor Relations Contact:
Shawn Southard, US Interactive, phone: 610-382-8879, e-mail:
ssouthard@usinteractive.com